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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 02549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):     OCTOBER 9, 1997
                                                  ------------------------------

                             ASPEN TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


         Massachusetts              333-21983                   04-2739697
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(State or other jurisdiction)      (Commission                (IRS Employer
         of incorporation)         File Number)             Identification No.)


Ten Canal Park, Cambridge, Massachusetts                         02141
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:   (617) 949-1000
                                                   -----------------------------












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Item 5.  OTHER EVENTS.

         On October 9, 1997, the Board of Directors of Aspen Technology, Inc. (the "Company") declared a dividend of one Right for each outstanding share of Common Stock, par value $.10 per share, of the Company (the "Common Shares"). The Rights will be issued to the holders of record of Common Shares outstanding on October 9, 1997, and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-hundredth (1/100th) of a share of Series A Participating Cumulative Preferred Stock, par value $.10 per share, of the Company (the "Preferred Shares") at a price of $175.00 (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of October 9, 1997 (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being called an "Acquiring Person") or (ii) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Shares which could result in the offeror becoming the beneficial owner of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares originally issued after the Distribution Date), and such separate Right Certificates alone will thereafter evidence the Rights.




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         The Rights are not exercisable until the Distribution Date and will expire on October 9, 2007 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

         To preserve the actual or potential economic value of the Rights, the number of Preferred Shares or other securities issuable upon exercise of a Right, the Purchase Price and Redemption Price and the number of Rights associated with each outstanding Common Share are all subject to adjustment by the Board of Directors as provided in the Rights Agreement in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise.

         The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-hundredth (1/100th) of a Preferred Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, the Company may issue certificates or utilize a depository arrangement as provided by the terms of the Preferred Shares and, in the case of fractions other than one one-hundredth (1/100th) of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

         Upon a person or a group becoming an Acquiring Person, the Rights will entitle each holder of a Right to purchase, for the Purchase Price, that number of one one-hundredths (1/100ths) of a Preferred Share equivalent to the number of Common Shares which at the time of the transaction would have a market value of twice the Purchase Price.

         In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing


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50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an entity that is not a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

         Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) shall be null and void and nontransferable, and any holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such right.

         At any time after a person or a group becomes an Acquiring Person, the Board of Directors of the Company may exchange all or part of the then outstanding Rights (other than Rights that have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the securities that otherwise would have been issuable to the holder of each Right upon exercise thereof. The Board of Directors of the Company may also issue, in substitution for Preferred Shares, Common Shares having an equivalent market value to the Preferred Shares if, at such time, the Company has a sufficient number of Common Shares issued but not outstanding or authorized but unissued.

         At any time prior to the earlier of (i) such time as a person becomes an Acquiring Person and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (the "Redemption Price").

         Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and, upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights therefrom as a stockholder of the Company,


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including, without limitation, the right to vote or to receive dividends.

         At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed or the terms of the preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price or provides for an earlier Expiration Date.

                  The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination or with a third party approved by the Board of Directors of the Company since the Board of Directors of the Company may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all but not less than all of the then outstanding Rights at the Redemption Price.

                  A Registration Statement on Form 8-A with respect to the Rights has been filed with the Securities and Exchange Commission. The Rights Agreement specifying the terms of the Rights, the Certificate of Designation of the Preferred Shares specifying the terms of the Preferred Shares (Exhibit A to the Rights Agreement) and the form of Right Certificate (Exhibit B to the Rights Agreement) are filed herewith as exhibits. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.



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Item 7.  EXHIBITS.


 Number     Title
 ------     -----


  4(a) Rights Agreement dated as of October 9, 1997, between Aspen Technology, Inc. and American Stock Transfer and Trust Company.

  4(b) Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of Aspen Technology, Inc. (which is attached as Exhibit A to the Rights Agreement filed as Exhibit 4(a) hereto).

  4(c) Form of Right Certificate (which is attached as Exhibit B to the Rights Agreement filed as Exhibit 4(a) hereto).



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               ASPEN TECHNOLOGY, INC.


Dated: October 9, 1997                         By:  /s/ Lawrence B. Evans
                                                   -----------------------------
                                                   Lawrence B. Evans
                                                   Chairman and Chief
                                                   Executive Officer



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                                  EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K


 Number     Title
 ------     -----


  4(a) Rights Agreement dated as of October 9, 1997, between Aspen Technology, Inc. and American Stock Transfer and Trust Company Rights Agent.

  4(b) Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of Aspen Technology, Inc. (which is attached as Exhibit A to the Rights Agreement filed as Exhibit 4(a) hereto).

  4(c) Form of Right Certificate (which is attached as Exhibit B to the Rights Agreement filed as Exhibit 4(a) hereto).



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